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                                                           EXHIBIT (n) (2)

INDEPENDENT AUDITORS' CONSENT

MuniHoldings Florida Insured Fund:

We consent to the use in this Registration Statement on Form N-2 of our report dated September 23, 1997 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.


    /s/  Deloitte & Touche LLP
  ----------------------------

Deloitte & Touche LLP
Princeton, New Jersey
September 30, 1997